Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD THIRD QUARTER 2026 RESULTS

AND ANNOUNCES DIVIDEND INCREASE AND NEW STOCK

REPURCHASE PROGRAM

Third Quarter 2026 Highlights:

●	Sales of $10.2 billion, up 65% in U.S. dollars and 37% organically compared to the third quarter of 2025
●	Orders of $12.2 billion, resulting in a book-to-bill of 1.19:1
●	GAAP Diluted EPS of $0.79, up 61% compared to prior year
●	Adjusted Diluted EPS of $0.80, up 74% compared to prior year
●	GAAP and Adjusted Operating Margin of 29.5% and 29.7%, respectively
●	Operating and Free Cash Flow of $2.1 billion and $1.6 billion, respectively
●	Acquired Empire Electronics and signed definitive agreements to acquire AdvancedPCB, Dexgreen Limited and Humanetics Sensors
●	Increases quarterly dividend by 20% to $0.15 per share
●	Announces a new three-year, $4 billion stock repurchase program

Wallingford, Connecticut, October 28, 2026. Amphenol Corporation (NYSE: APH) today reported record third quarter 2026 results.

“We are pleased to have closed the third quarter of 2026 with record sales and Adjusted Diluted EPS, both exceeding the high end of our guidance,” said Amphenol Chairman and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by 65%, driven by strong organic growth in most of our end markets, including continued exceptional organic growth in the IT datacom market, as well as contributions from the Company’s acquisition program. We also booked record orders in the quarter, resulting in a book-to-bill of 1.19:1. The Company realized strong profitability during the quarter with Adjusted Operating Margin reaching 29.7%. We are extremely proud of the Company’s outstanding performance.”

The Company continues to deploy its financial strength in a variety of ways to increase shareholder value. During the third quarter, the Company purchased 3.0 million shares of its common stock for $245 million and paid dividends of $308 million, resulting in total capital returned to shareholders of $553 million.

Amphenol remains focused on expanding its growth opportunities through a deep commitment to developing enabling technologies for customers across our served end markets, an ongoing strategy of market and geographic diversification as well as an active and successful acquisition program. To that end, Amphenol is excited to have closed on the acquisition of Empire Electronics at the beginning of September. Empire Electronics is a leading manufacturer of complex interconnect assemblies for the Automotive market, with a particular focus on automotive lighting-related products. Headquartered in Michigan, Empire Electronics is expected to generate full-year 2026 sales of approximately $320 million. The business is included in the Interconnect and Sensor Systems segment.

In addition, Amphenol signed definitive agreements to acquire three additional companies: AdvancedPCB, Dexgreen Limited (Dexgreen) and the sensor business from Humanetics (Humanetics Sensors).

AdvancedPCB is a U.S. manufacturer of high-technology printed circuit boards for the Defense and Industrial markets. Headquartered in Colorado, AdvancedPCB is expected to have full-year 2026 sales of approximately $270 million and will be included in the Harsh Environment Solutions segment post-closing.

Dexgreen is a leading provider of fiber optic connectivity products primarily for European fiber-to-the-home applications in the Communications Networks market. Headquartered in Ireland, Dexgreen is expected to generate full-year 2026 sales of approximately $90 million and will be included in the Communications Solutions segment post-closing.

Humanetics Sensors, a division of Humanetics, is a leading provider of precision force sensors, specialty fiber optic sensing products and micro-machining solutions for the Commercial Air, Defense and Industrial markets. Humanetics Sensors is expected to generate full-year 2026 sales of approximately $70 million and will be included in the Interconnect and Sensor Systems segment post-closing.

The acquisitions of both AdvancedPCB and Humanetics Sensors are expected to close in the fourth quarter of 2026 and the acquisition of Dexgreen is expected to close in the first quarter of 2027, all subject to customary regulatory approvals and other closing conditions. The combined purchase price for AdvancedPCB, Dexgreen, Empire Electronics and Humanetics Sensors is approximately $1.6 billion and the purchases will be financed through a combination of cash on hand and debt.

Increase in Quarterly Dividend

On October 27, 2026, Amphenol’s Board of Directors approved a 20% increase in the Company’s quarterly dividend, to $0.15 per share from $0.125 per share. The new dividend amount will be paid on January 13, 2027 to shareholders of record as of December 22, 2026.

New Stock Repurchase Program

The Company expects to complete all repurchases remaining under the existing three-year, $2 billion stock repurchase plan by December 31, 2026. On October 27, 2026, the Board of Directors approved a new three-year $4 billion stock repurchase plan which will become effective on January 1, 2027.

Fourth Quarter and Full Year 2026 Outlook

Assuming the continuation of current market conditions as well as constant exchange rates, for the fourth quarter of 2026, Amphenol expects sales to be in the range of $10.3 to $10.5 billion, representing an approximately 60% increase over the prior year quarter. Adjusted Diluted EPS is expected to be in the range of $0.81 to $0.83, representing a 65% to 69% increase from the fourth quarter of 2025. For the full year 2026, Amphenol expects sales to be in the range of $36.9 billion to $37.1 billion, representing an approximately 60% increase over prior year, while Adjusted Diluted EPS is expected to be in the range of $2.82 to $2.84, representing an approximately 70% increase over prior year. This guidance does not include the impact of acquisitions that have not yet closed, and therefore, does not include AdvancedPCB, Dexgreen and Humanetics Sensors.

In addition, given the continued better-than-expected performance of the CommScope business, Amphenol now expects the business to generate full-year sales of $5.1 billion and to be $0.18 accretive to the Company’s Adjusted Diluted EPS in 2026 which is reflected in our outlook. This is above our prior expectations for sales and accretion of $4.6 billion and $0.15, respectively.

Mr. Norwitt continued, “I am very pleased with the Company’s outstanding third quarter 2026 results The revolution in electronics continues to accelerate, with new innovations creating exciting growth opportunities for Amphenol across each of our diversified end markets. In turn, we have expanded our range of high-technology interconnect products, both through our organic innovation efforts as well as through our successful acquisition program. This expanded technology position coupled with our unique entrepreneurial culture has strengthened our competitive advantage. Our ongoing drive to leverage that competitive advantage and thereby create sustained financial strength has established an excellent base for the Company’s future performance. I am confident in the ability of our outstanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value.”

2-for-1 Stock Split

As announced on August 6, 2026, the Company’s Board of Directors approved a 2-for-1 stock split, which was paid in the form of a stock dividend to shareholders of record as of the close of business on August 17, 2026. The additional shares were distributed on September 2, 2026 and the Company’s common stock began trading on a split-adjusted basis on September 3, 2026. The effect of the stock split on the Company’s financial results, including all share and per share data for both the current and prior year periods, as well as the quarterly dividend is reflected in this press release.

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) on Wednesday, October 28, 2026.  The toll-free dial-in number is 1-833-461-5787 and the International toll number is +1-585-542-9983; Access code: 775404490.

A live webcast as well as a replay of the call can be accessed through the Investor Relations section of the Company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed, fiber optic and specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including book-to-bill, Constant Currency Net Sales Growth, Organic Net Sales Growth, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. The Company’s book-to-bill is the ratio of orders received to net sales during the period. Constant Currency Net Sales Growth excludes the impact of foreign currency exchange rate changes. Organic Net Sales Growth excludes the impact of foreign currency exchange rate changes and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, the excess tax benefits related to stock-based compensation and certain other discrete tax items including, but not limited to, (i) the impact of tax audits relating to prior periods and (ii) significant changes in tax law. Free Cash Flow is defined as Net Cash Provided by Operating Activities less capital expenditures net of proceeds from disposals. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures are included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties.  Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future.  These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, anticipated benefits of certain acquisitions, financing sources, the expected timing for the closing of certain acquisitions or other matters.  Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding fourth quarter and full year 2026 sales and Adjusted Diluted EPS for the Company, full year 2026 sales and accretion for the CommScope business as well as the expected timing for the closing of the AdvancedPCB, Dexgreen and Humanetics Sensors acquisitions, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: (A) in the case of the acquisitions mentioned above: (i) the risk that the acquisitions may not be completed in a timely manner or at all, or if they are completed, that the expected benefits of the acquisitions may not be realized, (ii) the failure to satisfy the conditions to the consummation of the acquisitions, including the receipt of certain regulatory and other approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreements between the parties to the acquisitions and (iv) unanticipated difficulties or expenditures relating to the acquisitions, the response of business partners and competitors to the announcement of the acquisitions, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the acquisitions; and (B) in the case of the other forward looking statements mentioned above: political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. and other country’s trade and tax policies, export control laws, sanctions, legislation, treaties and tariffs and other factors beyond the Company’s control; uncertainties associated with an economic slowdown or recession in any of the Company’s end markets that could negatively affect the financial condition of our customers and could result in reduced demand; risks associated with our inability to obtain certain raw materials and components, as well as the increasing cost of certain of the Company’s raw materials and components; cybersecurity threats and techniques used to disrupt operations and gain unauthorized access to our and third-party providers’ information technology systems, including, but not limited to, malware, social engineering/phishing, credential harvesting, ransomware, malfeasance by insiders, human or technological error and other increasingly sophisticated attacks, that continue to expand and evolve, including through the use of artificial intelligence and machine learning, which could, among other things, impair our information technology systems and disrupt business operations, result in reputational damage that may cause the loss of existing or future customers, loss of our intellectual property, the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential or personal information, and potentially lead to litigation and/or governmental investigations, fines and other penalties, among other risks, and risks and impacts associated with an increasingly demanding regulatory environment surrounding information security and privacy, including significant fines, penalties and other related costs; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused or intensified by climate change; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s dependence on end market dynamics to sell its products, particularly certain end markets that are subject to cyclical and at times rapid periods of reduced demand; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants and requirements, which could result in a default under the Company’s credit agreements or any of our various senior notes; risks associated with increased debt and interest expense as a result of the CommScope acquisition; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing reporting obligations, performance of government contracts and related risks associated with conducting business with the U.S. and other foreign governments or their suppliers (both directly and indirectly); governmental export and import controls as well as sanctions and trade embargoes that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, as well as challenges from tax authorities on the Company’s tax positions; any difficulties in enforcing and protecting the Company’s intellectual property rights; litigation, customer claims, voluntary or forced product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; and incremental costs, risks and regulations associated with efforts to combat the negative effects of climate change and other sustainability matters.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time) may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$10,229.7	$6,194.4	$26,607.9	$16,655.7

Cost of sales (1)	6,213.5	3,835.1	16,243.5	10,599.1

Gross profit	4,016.2	2,359.3	10,364.4	6,056.6

Acquisition-related expenses	15.5	—	155.9	56.0

Selling, general and administrative expenses	979.9	657.0	2,771.3	1,854.7

Operating income	3,020.8	1,702.3	7,437.2	4,145.9

Interest expense	(212.3)	(80.7)	(633.9)	(238.1)
Other income (expense), net	20.7	19.3	59.9	44.1

Income before income taxes	2,829.2	1,640.9	6,863.2	3,951.9

Provision for income taxes (2)	(774.5)	(385.8)	(2,081.0)	(851.8)

Net income	2,054.7	1,255.1	4,782.2	3,100.1
Less: Net income attributable to noncontrolling interests	(20.4)	(9.4)	(45.7)	(25.3)

Net income attributable to Amphenol Corporation	$2,034.3	$1,245.7	$4,736.5	$3,074.8

Net income attributable to Amphenol Corporation per common share — Basic	$0.82	$0.51	$1.92	$1.26

Weighted average common shares outstanding — Basic	2,467.2	2,443.7	2,462.0	2,431.3

Net income attributable to Amphenol Corporation per common share — Diluted (3)	$0.79	$0.49	$1.84	$1.21

Weighted average common shares outstanding — Diluted	2,582.9	2,565.5	2,580.2	2,547.6

Note 1  For the nine months ended September 30, 2026, Cost of sales includes the amortization of acquisition-related inventory step-up costs of $132.0 million ($101.1 million after-tax, or $0.04 per share) associated with the acquisition of the Connectivity and Cable Solutions business (which we now refer to collectively as “CommScope”) from Vistance Networks, Inc. (“Vistance,” formerly known as CommScope Holding Company, Inc.) that closed during the first quarter of 2026. For the nine months ended September 30, 2025, Cost of sales includes the amortization of acquisition-related inventory step-up costs of $77.8 million ($59.6 million after-tax, or $0.02 per share) associated with the Andrew acquisition that closed during the first quarter of 2025.

Note 2  Provision for income taxes for the three months ended September 30, 2026 and 2025 includes excess tax benefits related to stock-based compensation of $52.2 million ($0.02 per share) and $57.1 million ($0.02 per share), respectively. Provision for income taxes for the three months ended September 30, 2026 also includes a discrete tax item of $60.0 million ($0.02 per share) related to settlements of foreign tax matters. Provision for income taxes for the nine months ended September 30, 2026 and 2025 includes excess tax benefits related to stock-based compensation of $183.6 million ($0.07 per share) and $162.6 million ($0.06 per share), respectively. Provision for income taxes for the nine months ended September 30, 2026 also includes discrete tax items of $389.0 million ($0.15 per share) comprised of (i) $39.0 million related to reserves for potential settlement of various foreign tax matters, (ii) $60.0 million related to settlements of foreign tax matters, (iii) an accrual of $130.0 million resulting from unfavorable determinations received from relevant tax authorities in China regarding the previously disclosed tax inquiries into certain of the Company’s prior period tax positions and (iv) $160.0 million in additional tax obligations related to China resulting from the Company’s reassessment of certain tax rate assumptions applied to prior years’ results not subject to the tax inquiries.

Note 3  Net income per share for the three months ended September 30, 2026 and 2025 includes the excess tax benefits related to stock-based compensation discussed in Note 2. Net income per share for the three months ended September 30, 2026 also includes the discrete tax items discussed in Note 2 and acquisition-related expenses of $15.5 million ($14.2 million after-tax, or $0.01 per share), comprised of external transaction costs related to acquisitions, which are presented separately in the Condensed Consolidated Statements of Income.

Net income per share for the nine months ended September 30, 2026 and 2025 includes the excess tax benefits related to stock-based compensation discussed in Note 2. Net income per share for the nine months ended September 30, 2026 also includes the discrete tax items discussed in Note 2 acquisition-related expenses of $287.9 million ($232.8 million after-tax, or $0.09 per share), comprised primarily of (i) external transaction costs and the amortization related to the value associated with acquired backlog primarily associated with the CommScope acquisition (such acquisition-related expenses aggregating $155.9 million are presented separately in the Condensed Consolidated Statements of Income) and (ii) the amortization of acquisition-related inventory step-up costs discussed in Note 1. Net income per share for the nine months ended September 30, 2025 also includes acquisition-related expenses of $133.8 million ($106.3 million after-tax, or $0.04 per share), comprised primarily of (i) the amortization of acquisition-related inventory step-up costs discussed in Note 1 and (ii) external transaction costs related to acquisitions and the amortization related to the value associated with acquired backlog resulting from the Andrew acquisition (such acquisition-related expenses aggregating $56.0 million are presented separately in the Condensed Consolidated Statements of Income).

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.80 and $0.46 for the three months ended September 30, 2026 and 2025, respectively, and $2.01 and $1.18 for the nine months ended September 30, 2026 and 2025, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2026	2025
ASSETS

Current Assets:
Cash and cash equivalents	$4,173.1	$11,130.6
Short-term investments	1,128.3	303.6
Total cash, cash equivalents and short-term investments	5,301.4	11,434.2
Accounts receivable, less allowance for doubtful accounts of $99.8 and $99.3, respectively	7,782.0	4,717.1
Inventories	5,264.5	3,424.9
Prepaid expenses and other current assets	1,133.5	691.0

Total current assets	19,481.4	20,267.2

Property, plant and equipment, less accumulated depreciation of $3,675.3 and $3,096.0, respectively	3,241.0	2,305.6
Goodwill	17,695.6	10,575.4
Other intangible assets, net	5,344.0	2,241.4
Other long-term assets	1,259.8	847.3

Total Assets	$47,021.8	$36,236.9

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Current Liabilities:
Accounts payable	$4,871.4	$2,661.9
Accrued salaries, wages and employee benefits	1,013.9	767.7
Accrued income taxes	513.6	482.9
Accrued dividends	308.5	306.7
Other accrued expenses	2,630.2	1,646.4
Current portion of long-term debt	700.7	937.2

Total current liabilities	10,038.3	6,802.8

Long-term debt, less current portion	17,170.1	14,564.8
Accrued pension and postretirement benefit obligations	166.3	138.2
Deferred income taxes	1,371.7	432.9
Other long-term liabilities	1,003.9	788.5

Total Liabilities	29,750.3	22,727.2

Redeemable noncontrolling interests	9.0	9.3

Equity:
Common stock	2.5	2.5
Additional paid-in capital	4,618.1	4,231.6
Retained earnings	13,089.4	9,854.3
Treasury stock, at cost	(210.7)	(195.8)
Accumulated other comprehensive loss	(375.7)	(479.5)

Total stockholders’ equity attributable to Amphenol Corporation	17,123.6	13,413.1

Noncontrolling interests	138.9	87.3

Total Equity	17,262.5	13,500.4

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$47,021.8	$36,236.9

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash from operating activities:
Net income	$2,054.7	$1,255.1	$4,782.2	$3,100.1

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	347.8	227.7	1,175.0	673.4
Stock-based compensation expense	47.0	36.9	126.6	94.8
Deferred income tax (benefit) provision	(38.2)	(5.1)	241.7	(40.5)
Net change in components of working capital	(415.9)	(60.9)	(1,592.5)	(435.2)
Net change in other long-term assets and liabilities	83.1	17.1	24.2	259.9

Net cash provided by operating activities	2,078.5	1,470.8	4,757.2	3,652.5

Cash from investing activities:
Capital expenditures	(457.2)	(257.2)	(1,104.3)	(742.9)
Proceeds from disposals of property, plant and equipment	1.4	1.9	6.5	7.6
Purchases of investments	(837.0)	(74.8)	(1,538.0)	(87.4)
Sales and maturities of investments	398.5	4.7	723.9	16.3
Acquisitions, net of cash acquired	(371.8)	(289.0)	(11,055.8)	(2,772.2)
Other, net	(9.5)	—	(11.5)	—

Net cash used in investing activities	(1,275.6)	(614.4)	(12,979.2)	(3,578.6)

Cash from financing activities:
Proceeds from issuance of senior notes and other debt facilities	—	—	4,927.2	1,430.0
Repayments of senior notes and other debt facilities	(937.9)	(0.4)	(2,473.6)	(401.3)
Borrowings (repayments) under commercial paper programs, net	—	—	—	—
Payment of costs related to debt financing	—	(20.0)	(11.7)	(29.1)
Purchase of treasury stock	(244.7)	(152.9)	(630.6)	(493.9)
Proceeds from exercise of stock options	97.1	111.6	297.7	445.4
Distributions to and purchases of noncontrolling interests	(3.9)	(3.6)	(4.5)	(5.5)
Dividend payments	(308.0)	(201.2)	(922.0)	(600.3)
Other, net	5.2	0.2	10.5	0.7

Net cash (used in) provided by financing activities	(1,392.2)	(266.3)	1,193.0	346.0

Effect of exchange rate changes on cash and cash equivalents	33.0	2.2	71.5	62.4

Net (decrease) increase in cash and cash equivalents	(556.3)	592.3	(6,957.5)	482.3

Cash and cash equivalents balance, beginning of period	4,729.4	3,207.0	11,130.6	3,317.0

Cash and cash equivalents balance, end of period	$4,173.1	$3,799.3	$4,173.1	$3,799.3

Cash paid for:
Interest	$145.2	$49.5	$521.0	$188.8
Income taxes, net	645.0	325.0	1,803.3	827.4

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales:
Communications Solutions	$6,583.0	$3,309.5	$16,501.3	$8,633.0
Harsh Environment Solutions	2,042.1	1,515.8	5,592.0	4,229.3
Interconnect and Sensor Systems	1,604.6	1,369.1	4,514.6	3,793.4
Consolidated Net sales	$10,229.7	$6,194.4	$26,607.9	$16,655.7

Operating income:
Communications Solutions	$2,180.4	$1,081.3	$5,378.0	$2,632.8
Harsh Environment Solutions	615.0	410.9	1,647.6	1,085.8
Interconnect and Sensor Systems	320.7	274.4	921.3	731.2

Stock-based compensation expense	(47.0)	(36.9)	(126.6)	(94.8)
Amortization of acquisition-related inventory step-up costs	—	—	(132.0)	(77.8)
Acquisition-related expenses	(15.5)	—	(155.9)	(56.0)
Other operating expenses	(32.8)	(27.4)	(95.2)	(75.3)
Consolidated Operating income	$3,020.8	$1,702.3	$7,437.2	$4,145.9

Operating margin (%):
Communications Solutions	33.1%	32.7%	32.6%	30.5%
Harsh Environment Solutions	30.1%	27.1%	29.5%	25.7%
Interconnect and Sensor Systems	20.0%	20.0%	20.4%	19.3%

Stock-based compensation expense	-0.5%	-0.6%	-0.5%	-0.6%
Amortization of acquisition-related inventory step-up costs	0.0%	0.0%	-0.5%	-0.5%
Acquisition-related expenses	-0.2%	0.0%	-0.6%	-0.3%
Other operating expenses	-0.3%	-0.4%	-0.4%	-0.5%

Consolidated Operating margin (%)	29.5%	27.5%	28.0%	24.9%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Constant Currency Net Sales Growth excludes the impact of foreign currency exchange rate changes. Organic Net Sales Growth excludes the impact of foreign currency exchange rate changes and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, the excess tax benefits related to stock-based compensation and certain other discrete tax items including, but not limited to, (i) the impact of tax audits relating to prior periods and (ii) significant changes in tax law. Free Cash Flow is defined as Net Cash Provided by Operating Activities less capital expenditures net of proceeds from disposals. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended September 30,	2026	2025	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by segment:
Communications Solutions	$6,583.0	$3,309.5	99%	1%	98%	48%	51%
Harsh Environment Solutions	2,042.1	1,515.8	35%	—%	35%	5%	29%
Interconnect and Sensor Systems	1,604.6	1,369.1	17%	—%	17%	6%	11%
Consolidated	$10,229.7	$6,194.4	65%	—%	65%	28%	37%

Nine Months Ended September 30,
Net sales by segment:
Communications Solutions	$16,501.3	$8,633.0	91%	1%	90%	44%	47%
Harsh Environment Solutions	5,592.0	4,229.3	32%	1%	31%	7%	25%
Interconnect and Sensor Systems	4,514.6	3,793.4	19%	2%	17%	4%	13%
Consolidated	$26,607.9	$16,655.7	60%	1%	59%	25%	34%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same respective period(s) in the prior year. Such amount is calculated by subtracting net sales for the current reporting period(s) translated at average foreign currency exchange rates for the respective prior year period(s) from net sales for the current reporting period(s), taken as a percentage of the respective prior year period(s) net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company’s consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis. Acquisition impact is calculated as a percentage of the respective prior year period(s) net sales.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume, pricing changes and sales mix and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended September 30,
	2026					2025
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income (iv)	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$3,020.8	29.5%	$2,034.3	27.4%	$0.79	$1,702.3	27.5%	$1,245.7	23.5%	$0.49
Acquisition-related expenses	15.5	0.2	14.2	(0.1)	0.01	—	—	—	—	—
Excess tax benefits related to stock-based compensation	—	—	(52.2)	1.8	(0.02)	—	—	(57.1)	3.5	(0.02)
Discrete tax items (iii)	—	—	60.0	(2.1)	0.02	—	—	—	—	—
Adjusted (non-GAAP) (v) (vi)	$3,036.3	29.7%	$2,056.3	27.0%	$0.80	$1,702.3	27.5%	$1,188.6	27.0%	$0.46

	Nine Months Ended September 30,
	2026					2025

			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income (iv)	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$7,437.2	28.0%	$4,736.5	30.3%	$1.84	$4,145.9	24.9%	$3,074.8	21.6%	$1.21
Amortization of acquisition-related inventory step-up costs (ii)	132.0	0.5	101.1	(0.1)	0.04	77.8	0.5	59.6	—	0.02
Acquisition-related expenses	155.9	0.6	131.7	(0.3)	0.05	56.0	0.3	46.7	(0.2)	0.02
Excess tax benefits related to stock-based compensation	—	—	(183.6)	2.7	(0.07)	—	—	(162.6)	4.1	(0.06)
Discrete tax items (iii)	—	—	389.0	(5.7)	0.15	—	—	—	—	—
Adjusted (non-GAAP) (v) (vi)	$7,725.1	29.0%	$5,174.7	27.0%	$2.01	$4,279.7	25.7%	$3,018.5	25.5%	$1.18

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating Cash Flow (GAAP)	$2,078.5	$1,470.8	$4,757.2	$3,652.5
Capital expenditures (GAAP)	(457.2)	(257.2)	(1,104.3)	(742.9)
Proceeds from disposals of property, plant and equipment (GAAP)	1.4	1.9	6.5	7.6
Free Cash Flow (non-GAAP) (v)	$1,622.7	$1,215.5	$3,659.4	$2,917.2

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	Amortization of acquisition-related inventory step-up costs is reported within Cost of sales in the Condensed Consolidated Statements of Income.

(iii)	For the three and nine months ended September 30, 2026, the Company recorded income tax related accruals of $60.0 million and $389.0 million, respectively. The amounts recorded during the three months ended September 30, 2026 primarily relate to settlements of foreign tax matters. The amounts recorded during the nine months ended September 30, 2026 is comprised of (i) $39.0 million related to reserves for potential settlement of various foreign tax matters, (ii) $60.0 million related to settlements of foreign tax matters, (iii) an accrual of $130.0 million primarily resulting from unfavorable determinations received from relevant tax authorities in China regarding certain of the Company’s prior period tax positions and, (iv) $160.0 million in additional tax obligations related to China resulting from the Company’s reassessment of certain tax rate assumptions applied to prior years’ results not subject to the tax inquiries. As a result of this matter, as well as a continued shift in income to higher-tax jurisdictions, the Company increased its Adjusted Effective Tax Rate to 27.0%.

(iv)	GAAP and Adjusted Operating Income for the three and nine months ended September 30, 2026 included approximately $15.0 million, or $0.00 per share, and $95.0 million, or $0.03 per share, net benefit related to the recovery of IEEPA tariffs, respectively.

(v)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(vi)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, the excess tax benefits related to stock-based compensation, and certain other discrete tax items including, but not limited to, (i) the impact of tax audits relating to prior periods and (ii) significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the fourth quarter and the full year 2026:

	GUIDANCE (1)
	FOURTH QUARTER 2026	FULL YEAR 2026

Diluted EPS (GAAP)	$0.80 - $0.82	$2.64 - $2.66

Amortization of acquisition-related inventory step-up costs	-	$0.04

Acquisition-related costs, net of tax	$0.01	$0.06

Excess tax benefits related to stock-based compensation	-	($0.07)

Discrete tax items	-	$0.15

Adjusted Diluted EPS (non-GAAP) (2)	$0.81 - $0.83	$2.82 - $2.84

_____________________________________

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company’s operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. The Company estimates acquisition-related costs in the fourth quarter of 2026 of approximately $0.01 per share primarily related to external transaction costs. As such, the fourth quarter and full year 2026 guidance reflects the expected impact of these costs, and, in the case of the full year guidance, also includes the impact of the items that were recognized during the nine months ended September 30, 2026.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.